                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549
                                 ____________________

                                      FORM  8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  AVI BioPharma Inc.
                (Exact Name of Registrant as Specified in Its Charter)


               Oregon                               93-079722
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


     One S.W. Columbia Street, Suite 1105
            Portland, Oregon                          97258
     (Address of Principal Executive Offices)       (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/


Securities Act registration statement file number to which this form relates: 333-60849

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class         Name of Each Exchange on Which
to be so Registered         Each Class is to be Registered
-------------------        ---------------------------------
       None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Warrants to Purchase Common Stock
                                   (Title of Class)

                                       1
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's Warrants required by this Item is incorporated by reference to the "Description of Capital Stock -- Warrants" on pages 98 through 100 of the Registrant's Registration Statement on Form S-4, No. 333-60849, in the form in which it was filed on August 7, 1996.


ITEM 2.   EXHIBITS.

     1. Copy of pertinent pages of the documents containing information incorporated by reference in Item 1 above.

     2. Constituent instrument defining the rights of holders of the Warrants incorporated by reference to Exhibit 4.5 of the Registrant's Statement on Form S-4, No. 333-60849, in the form in which it was filed on August 7, 1998.

     3. Amended and Restated Warrant Agreement between AntiVirals Inc., ChaseMellon Shareholder Services, L.L.C., and James C. L. Baxendale, dated as of September 15, 1998.



                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              AVI  BioPharma  Inc.


Date:     March 18, 1999      By:     /s/  Denis R. Burger
       -------------------        -------------------------------------------
                              Title: President, Chief Executive Officer
                                     and Director(Principal Executive Officer)

                                       2